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                                                                    Exhibit 23.1


                         Independent Auditors' Consent
                         ------------------------------


The Board of Directors
The St. Joe Company

We consent to the use of our reports dated February 5, 2002, except for note 16, as to which the date is February 26, 2002, and except for note 4, as to which the date is May 15, 2002, with respect to the consolidated balance sheets of The St. Joe Company as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

The audit report covering the December 31, 2001 financial statements refers to a change in the method of accounting used to record derivative instruments.

                                        KPMG LLP


Jacksonville, Florida
May 30, 2002